                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 23, 1998 in Amendment 1 to the Registration Statement (Form S-4; file no. 333-67043) of SpectraSite Holdings, Inc., for the offer to exchange its 12% Senior Notes due 2008, with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1997 and September 30, 1998 and for the period from inception (April 25, 1997) to December 31, 1997 and for the nine months ended September 30, 1998 and our report dated March 27, 1998, with respect to the consolidated financial statements of the Company's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997.




                                                /s/ Ernst & Young LLP



Raleigh, North Carolina
January 8, 1999